Exhibit 10.18

CLUBCORP HOLDINGS, INC.
STOCK OPTION GRANT NOTICE

2012 STOCK AWARD PLAN

ClubCorp Holdings, Inc. (the “Company”), pursuant to the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan, as amended (the “Plan”), hereby grants to the Optionholder identified below a Nonqualified Stock Option to purchase the number of shares of the Company’s Common Stock (the “Shares”) set forth below.  This Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, which is attached hereto, as well as the Plan, which has been provided to the Optionholder, both of which are incorporated herein in their entirety.  Any capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Shares Subject to Option:

Exercise Price (Per Share):

Total Exercise Price:

Expiration Date:

Vesting Schedule:	[TBD]

Payment:	☐	By cash or check (unless otherwise permitted by the Committee)

Additional Terms/Acknowledgements:  The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement, and the Plan.  Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the agreements, if any, listed below:

Other Agreements:

CLUBCORP HOLDINGS, INC.	OPTIONHOLDER

By:
Signature	Signature

Title:

ATTACHMENT:

I.                                        Option Agreement

Attachment I

Option Agreement

AMENDED AND RESTATED CLUBCORP HOLDINGS, INC.
2012 STOCK AWARD PLAN

OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (hereinafter “Option Agreement” or “Agreement”), ClubCorp Holdings, Inc. (the “Company”) has granted you a nonqualified stock option under the Amended and Restated ClubCorp Holdings, Inc. 2012 Stock Award Plan, as amended (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the Exercise Price indicated in your Grant Notice.  Capitalized terms not defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.  For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of the Option Agreement, unless otherwise specified.

The details and terms and conditions of this Option Agreement shall govern your Nonqualified Stock Option:

1.                                      VESTING.  Subject to the limitations contained herein, your Option will vest as set forth in your Grant Notice, provided, that vesting will cease upon the termination of your service with the Company as an employee, director or consultant.  For the purposes of this Option Agreement, in the event of an involuntary termination of your service with the Company, the termination shall be effective, and vesting shall cease, as of the date stated in the relevant notice of termination and, unless otherwise required by law, will not be extended by any notice period or other period of leave.  Subject to applicable law, the Company shall determine the date of termination in its sole discretion.

2.                                      NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your Option and the Exercise Price per share referenced in your Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.

3.                                      METHOD OF PAYMENT.

(a)                                 Payment of the Exercise Price for your Option being exercised is due in full upon exercise of all or any part of the vested Option.  You may elect to make payment of the Exercise Price in cash or by check or wire transfer (or any combination thereof).  Alternatively, in the Committee’s sole discretion at the time your Option is exercised and to the extent permitted by applicable law, you may pay the Exercise Price by (i) delivery of a notice that you have placed a market sell order with a broker with respect to Shares then issuable upon exercise of your Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price for such Shares; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; (ii) delivery of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased that are not subject to any pledge, encumbrance or other security interest and satisfy such other requirements as may be imposed by the Committee; provided, that such Shares have been held by you for no less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting principles); (iii) any other payment method provided under the Plan that the Committee may approve; or (iv) any combination of cash (or an approved cash equivalent) and any of the foregoing.

(b)                                 Where you are permitted to pay the Exercise Price of an Option and/or taxes relating to the exercise of an Option by delivering Shares, you may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof that you are the beneficial owner of such Shares, in which case the Company shall treat your Option as exercised and/or the taxes paid, as applicable, without further payment and shall withhold such number of Shares from the aggregate number of Shares acquired upon the exercise of your Option.

4.                                      WHOLE SHARES.  You may exercise your Option only for whole shares of Common Stock.

5.                                      COMPLIANCE.

(a)                                 SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable law governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in compliance with applicable law.

(b)                                 PLAN COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your Option if the terms of the Plan do not permit the exercise of Options, or if the Company exercises its rights under the Plan to suspend, delay or restrict the exercise of Options.

6.                                      TERM.  You may not exercise your Option before the commencement of its term on the Date of Grant or after its term expires.  Subject to the provisions of the Plan and this Option Agreement, you may exercise all or any part of the vested portion of your Option at any time prior to the earliest to occur of:

(a)                                 the date on which your service with the Company is terminated for Cause;

(b)                                 ninety (90) days after your service with the Company terminates for any reason other than Cause, death or due to your permanent disability (as determined by the Committee);

(c)                                  twelve (12) months after the termination of your service with the Company due to your death or permanent disability (as determined by the Committee); or

(d)                                 the Expiration Date indicated in the Grant Notice.

Notwithstanding the foregoing, if the exercise of your Option is prevented within the applicable time periods set forth in Sections 6(b) or 6(c) as a result of the operation of any provision of the Plan, your Option shall not expire before the date that is forty-five (45) days after the date that you are notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in your Grant Notice.

7.                                      EXERCISE PROCEDURES.

(a)                                 Subject to Section 5 above and other relevant terms and conditions of the Plan and this Option Agreement, you may exercise the vested portion of your Option during its term by delivering a notice of exercise (in a form designated by the Company) together with the Exercise Price to the [General Counsel and EVP — People Strategy], or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)                                 By exercising your Option you agree that, as a condition to any exercise of your Option, you and your spouse, if requested by the Company, contemporaneously with the exercise of your Option and prior to the issuance of any certificate representing the Shares of Common Stock purchased upon the exercise of your Option, shall execute any agreements by and among the Company and any of the Company’s stockholders which shall then be applicable to the shares of Common Stock to be issued to you, including any and all amendments to such agreements in effect at the time of such exercise, and agree to comply with any and all restrictions which then apply to holders of Common Stock (or the securities which at that time are to be issued upon the exercise of your Option).

8.                                      DOCUMENTS GOVERNING ISSUED COMMON STOCK.  Shares of Common Stock that you acquire upon exercise of your Option are subject to the terms of the Plan, the Company’s bylaws, the Company’s certificate of incorporation, any agreement relating to such shares of Common Stock to which you become a party, or any other similar document.  You should ensure that you understand your rights and obligations as a stockholder of the Company prior to the time that you exercise your Option.

9.                                      LIMITATIONS ON TRANSFER OF OPTIONS.  Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

10.                               RIGHTS UPON EXERCISE.  You will not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to your Option until you have given written notice of the exercise of your Option, paid in full for such Shares and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan.

11.                               OPTION NOT A SERVICE CONTRACT.  Your Option is not an employment contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any of its Affiliates, or of the Company or any of its Affiliates to continue your employment.  In addition, nothing in your Option shall obligate the Company or any of its Affiliates, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant or otherwise for the Company or any of its Affiliates.

12.                               WITHHOLDING OBLIGATIONS.

(a)                                 At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy any federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates, which arise in connection with your Option.

(b)                                 You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or appropriate arrangements (acceptable to the Company) are made therefor.

13.                               NOTICES.  Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt, or in the case of notices delivered by mail to you, five (5) days after deposit in the United States mail (or with another delivery service), certified or registered mail, return receipt requested, postage prepaid, addressed to you at the last address you provided to the Company.

14.                               SIGNATURE IN COUNTERPARTS.  This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                               OPTION SUBJECT TO PLAN.   By entering into this Option Agreement, you agree and acknowledge that you have received and read a copy of the Plan.  The Option is subject to the terms and provisions of the Plan and such terms and provisions are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.                               MISCELLANEOUS.

(a)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Option.

(b)                                 You acknowledge and agree that you have reviewed your Option in its entirety, have had an opportunity to obtain the advice of counsel and your personal tax advisor prior to executing and accepting your Option and fully understand all provisions of your Option.

(c)                                  You acknowledge that the grant and terms of this Option are confidential and may not be disclosed by you to any other person, including other employees of the Company and its Affiliates and other participants in the Plan, without the express written consent of the Company.  Notwithstanding the foregoing, you may disclose the grant and terms of this Option to your family member, financial advisor, and attorney and as may be required by law or regulation.

(d)                                 The waiver by either party of compliance with any provision of the Option Agreement by the other party shall not operate or be construed as a waiver of any other provision of the Option Agreement, or of any subsequent breach by such party of a provision of the Option Agreement.

(e)                                  This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

(f)                                   This Option Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any conflict of laws provision or rule.

(g)                                 This Option Agreement, including those documents and agreements explicitly referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.  This Option Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.